Exhibit 99.1

Press Release

Weatherford Completes Sale of U.S. Hydraulic Fracturing
Business to Schlumberger for $430 Million in Cash

BAAR, Switzerland, December 29, 2017 – Weatherford International plc (NYSE: WFT) today announced it has sold its U.S. pressure pumping and pump-down perforating assets to a subsidiary of Schlumberger Limited for $430 million in cash.

The parties agreed to revised deal terms that reflect an asset sale, as compared to the previously announced OneStimSM joint venture. As part of this transaction, Schlumberger will take ownership of Weatherford’s U.S. pressure pumping and pump-down perforating related facilities and supplier and customer contracts. Additionally, approximately 100 Weatherford employees associated with the pressure pumping and pump-down perforating businesses will transfer to Schlumberger. Weatherford will retain the entirety of its leading multistage completions portfolio, manufacturing capability and supply chain and will continue to participate in the growing completions markets in both Canada and the U.S. as well as globally.

Weatherford will use the proceeds from the sale to reduce outstanding indebtedness.

“The closing of this transaction represents another step on our path toward building a solid and strong company and unlocking the potential that exists within Weatherford,” stated Mark A. McCollum, President and Chief Executive Officer of Weatherford. “Although not as originally anticipated, this transaction delivers cash proceeds that enable our Company to begin the deleveraging process and, coupled with our transformation plans, will lead to a leaner organization with lower debt and significantly higher profit margins. In addition, retaining 100 percent of our leading land-based multistage Completions business allows for significant upside potential for Weatherford.”

About Weatherford
Weatherford is one of the largest multinational oilfield service companies providing innovative solutions, technology and services to the oil and gas industry. The Company operates in over 90 countries and has a network of approximately 860 locations, including manufacturing, service, research and development, and training facilities and employs approximately 29,500 people. For more information, visit www.weatherford.com and connect with Weatherford on LinkedIn, Facebook, Twitter and YouTube.

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Weatherford Contacts
Christoph Bausch	+1.713.836.4615
Executive Vice President and Chief Financial Officer

Karen David-Green	+1.713.836.7430
Vice President – Investor Relations, Marketing and Communications

Forward Looking Statements

This news release contains forward-looking statements. These forward-looking statements include, among other things, the Company’s expectations regarding business outlook, debt levels and profit margins, and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management, and are subject to significant risks, assumptions and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are also cautioned that forward-looking statements are only predictions and may differ materially from actual future events or results. Forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Reports on Form 10-Q, and those set forth from time-to-time in the Company’s other filings with the Securities and Exchange Commission. We undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.